Exhibit 11



                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

                For the Quarters ended December 31, 1995 and 1994


                                               1995       1994
                                             -------    -------
Primary earnings per share --

Weighted average number of issued
 shares outstanding                            3,717      3,711

Effect of:
  Stock Incentive Plan                            --         86
                                             -------    -------

Shares outstanding used to compute
 primary earnings per share                    3,717      3,797
                                             =======    =======

Net Income (Loss)                            $   (82)   $    77
                                             =======    =======

Primary earnings (loss) per share            $  (.02)   $   .02
                                             =======    =======


Fully diluted earnings per share --

Weighted average number of shares used for
 primary earnings per share                    3,717      3,797


Effect of:
  Stock Incentive Plan                            --          8
                                             -------    -------

Shares outstanding used to compute
 fully diluted earnings per share              3,717      3,805
                                             =======    =======

Net Income (Loss)                            $   (82)   $    77
                                             =======    =======

Fully diluted earnings (loss) per share      $  (.02)   $   .02
                                             =======    =======


                                                                      Exhibit 11



                   K-TEL INTERNATIONAL, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                    (In Thousands, Except Per Share Amounts)

               For the six months ended December 31, 1995 and 1994



                                          1995     1994
                                         ------   ------
Primary earnings per share --

Weighted average number of issued
 shares outstanding                       3,713    3,710

Effect of:
  Stock Incentive Plan                       79       93
                                         ------   ------

Shares outstanding used to compute
 primary earnings per share               3,792    3,803
                                         ======   ======

Net Income                               $  223   $  143
                                         ======   ======

Primary earnings per share               $  .06   $  .04
                                         ======   ======


Fully diluted earnings per share --

Weighted average number of shares used
 for primary earnings per share           3,792    3,803

Effect of:
  Stock Incentive Plan                       --       --
                                         ------   ------

Shares outstanding used to compute
 fully diluted earnings per share         3,792    3,803
                                         ======   ======

Net Income                               $  223   $  143
                                         ======   ======

Fully diluted earnings per share         $  .06   $  .04
                                         ======   ======